Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Echelon Corporation:

We consent to the use of our report dated March 30, 2016, with respect to the consolidated balance sheets of Echelon Corporation as of December 31, 2015 and 2014, and the related consolidated statements of operations, stockholders’ equity, cash flows, and comprehensive loss for each of the years in the three year period ended December 31, 2015, incorporated herein by reference.

/s/ KPMG LLP

Santa Clara, California

April 20, 2016